UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2006

ALBERTO-CULVER COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5050	36-2257936
(Commission File Number)	(IRS Employer Identification No.)

2525 Armitage Avenue

Melrose Park, Illinois 60160

(Address of principal executive offices) (zip code)

(708) 450-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously announced, Alberto-Culver has entered into an agreement to separate into two publicly-traded companies: new Alberto-Culver Company, which will own and operate Alberto-Culver’s Consumer Products business and Sally Beauty Holdings, Inc. (currently New Sally Holdings, Inc.), which will own and operate Alberto-Culver’s Sally/BSG Distribution business. Completion of the transactions is subject to specified conditions, including approval of Alberto-Culver’s stockholders. In connection with the separation, Sally Holdings, Inc., currently a subsidiary of Alberto-Culver and following completion of the transactions a subsidiary of Sally Beauty Holdings, Inc., will enter into and make borrowings under senior secured credit facilities.

Certain information set forth on the following pages with respect to Sally Holdings, Inc. will be provided to potential lenders under the senior secured credit facilities.

	Fiscal Year Ended September 30,										Nine Months Ended June 30,
($ in millions)	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2005	2006

Net Sales(1)
Sally Beauty Supply	$723.1	$804.5	$859.5	$909.6	$984.7	$1,047.3	$1,132.3	$1,207.9	$1,296.1	$1,358.9	$1,020.1	$1,060.0
Beauty Systems Group	46.0	71.6	109.2	182.6	290.8	405.2	534.7	616.1	801.6	895.4	667.9	707.0

Consolidated	$769.1	$876.1	$968.7	$1,092.2	$1,275.5	$1,452.5	$1,667.0	$1,824.0	$2,097.7	$2,254.3	$1,688.0	$1,767.0

Segment Operating Profit
Sally Beauty Supply						$117.0	$131.5	$137.5	$151.8	$168.6	$127.9	$141.8
Beauty Systems Group						27.7	41.3	55.9	70.9	55.6	41.5	52.1

Consolidated	$79.1	$89.6	$100.8	$111.3	$125.7	$144.7	$172.8	$193.4	$222.7	$224.2	$169.4	$193.9

Depreciation & Amortization
Sally Beauty Supply						$15.9	$16.7	$15.1	$15.6	$20.5	$14.7	$17.2
Beauty Systems Group						6.8	6.0	7.2	9.0	13.4	9.7	10.9

Consolidated	$12.1	$14.0	$16.6	$18.0	$20.6	$22.7	$22.7	$22.3	$24.6	$33.9	$24.4	$28.1

Administrative Fees from Alberto-Culver (2)
Sally Beauty Supply						$10.4	$13.3	$15.5	$13.3	$11.0	$7.3	$6.4
Beauty Systems Group						0.4	0.9	0.9	3.6	2.3	2.7	4.3

Consolidated	$5.0	$5.5	$3.7	$4.9	$6.9	$10.8	$14.2	$16.4	$16.9	$13.3	$10.0	$10.7

Sales-Based Service Fees from Alberto-Culver (3)
Consolidated	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$16.7	$23.4	$26.1	$27.6	$20.7	$21.6

Rent Expense
Consolidated						$74.7	$84.0	$91.4	$107.9	$123.1	$91.2	$99.4

Interest Expense, Net of Interest Income
Consolidated						$2.3	$1.3	$0.3	$2.3	$3.0	$2.4	$0.3

Capital Expenditures
Consolidated	$21.3	$16.3	$16.3	$18.3	$16.9	$17.7	$23.1	$34.2	$52.0	$52.2	$41.0	$21.9

Comparable Store Sales Growth (4)
Sally Beauty Supply			2.6%	2.7%	6.8%	6.0%	5.7%	2.7%	3.8%	2.4%	2.9%	2.2%
Beauty Systems Group			5.8%	15.5%	14.4%	8.3%	4.4%	4.6%	8.5%	(0.6)%	0.3%	2.9%
Consolidated			2.7%	3.3%	7.4%	6.0%	5.5%	3.8%	4.6%	1.8%	2.4%	2.4%

(1)	Sally Holdings, Inc. competes in the professional beauty supply distribution market and estimates that in 2005, wholesale and retail sales of professional beauty supplies in the U.S. were approximately $6.3 billion and $9.2 billion, respectively.
(2)	Represents direct expenses of Sally Holdings, Inc. and allocated corporate expenses for administrative services and certain other corporate functions that were charged to Sally Holdings, Inc. by Alberto-Culver. These expenses do not give effect to reductions in certain costs New Sally Holdings, Inc. expects to occur associated with operating as a stand-alone company. These administrative fees are included as expenses in segment operating profit.
(3)	Represents the sales-based service fee charged by Alberto-Culver and reflected on the historical Sally Holdings consolidated statement of earnings associated with consulting, business development and advisory services agreements between Alberto-Culver and certain subsidiaries of Sally Holdings. The agreement giving rise to the sales-based service fee will be terminated in connection with the Transactions, and the sales-based service fee will no longer be payable by New Sally. These fees are not included as expenses in segment operating profit.
(4)	Comparable stores are defined as company-owned stores that have been open for at least 14 months as of the last day of a month.

*****

In connection with this proposed transaction, New Sally Holdings, Inc. has filed a registration statement on Form S-4 (Registration No. 333-136259) with the Securities and Exchange Commission (“SEC”), which was declared effective on October 11, 2006. The registration statement contains a definitive proxy statement/prospectus-information statement, which was mailed to stockholders of Alberto-Culver on or about October 13, 2006. Investors are urged to carefully read the definitive proxy statement/prospectus-information statement and any other relevant documents filed with the SEC because they contain important information. Investors are able to obtain the definitive proxy statement/prospectus-information statement and all relevant documents filed by Alberto-Culver Company, New Sally Holdings, Inc. or New Aristotle Holdings, Inc. with the SEC free of charge at the SEC’s website www.sec.gov or from Alberto-Culver Investor Relations at 2525 Armitage Avenue, Melrose Park, IL 60160, (708) 450-3117.

The directors, executive officers and other members of management and employees of Alberto-Culver Company may be deemed to be participants in the solicitation of proxies from its shareholders in favor of the transactions. Information concerning persons who may be considered participants in the solicitation of Alberto-Culver Company’s shareholders under the rules of the SEC is set forth in public filings filed by Alberto-Culver Company with the SEC and are set forth in the definitive proxy statement/prospectus-information statement. Information concerning Alberto-Culver Company’s participants in the solicitation is contained in Alberto-Culver Company’s Proxy Statement on Schedule 14A, filed with the SEC on December 13, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBERTO-CULVER COMPANY

By:	/s/ William J. Cernugel
Name:	William J. Cernugel
Title:	Senior Vice President and Chief Financial Officer

Date: October 25, 2006

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